ANC Rental Corporation, et al. Case Number 01-11200 Substantively Consolidated
COMBINED SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS — SUBSTITUTE MOR-1
For the Period March 1, 2004 to March 31, 2004

		Current Period	Activity - Filing
		Activity	Period to Date
		Actual	Actual
Cash — Beginning of Period		$13,995,961	$101,226,814
Receipts:
	Credit Card and Local Deposits	—	3,783,977,111
	Collections of Accounts Receivable	43,767	1,129,080,453
	Other Receipts — See Note 5 Below	785,752	1,133,776,247

Total Receipts		$829,518	$6,046,833,810

Disbursements:
	US Trustee Fees Paid	—	639,750
4	Fleet Operating Expenses	—	312,469,217
5a	Personnel - Net Cash Payroll	—	470,673,178
5b	Personnel - Payroll Taxes Paid	—	177,255,692
5c	Personnel - Benefits Payments	—	140,980,642
5d	Personnel - Payments of Garnishments Withheld	—	3,982,091
6	Travel Expenses Paid	—	9,755,142
7	Fuel Payments For Rental Fleet	—	88,990,045
8	Airport - Agency - Concession Fees Paid	—	375,635,115
9	Insurance Payments All	—	215,564,562
11	Facility and Other Fixed Operating Expenses Paid	—	375,115,781
13	Travel Agency Tour Operator Commission Payments	—	158,023,825
14	Advertising Payments	—	106,395,931
15	IT Consulting Payments	—	111,295,973
16	IT Other Cash Payments	—	39,361,917
17	Sales Taxes and Other Taxes Paid	53,395	451,088,647
18	Professional Fees Paid - Ordinary Course	—	28,465,108
19	Professional Fees Paid - Bankruptcy Professionals	442,593	48,824,795
20	Other Miscellaneous Operating Expenses Paid	19,648	190,941,406
23	Capital Expenditures	—	31,422,159
24	Interest and Financing Fees Paid	—	58,831,871
25	Vehicle Holding Costs Paid	—	1,796,983,772
25.1	Fleet Purchase Payments and Financing Enhancements	—	626,101,604
26	Working Capital Fundings to Subsidiaries	—	4,000,000
	Cash Purchased by Vanguard at Closing	—	94,153,390
	Loan Repayment to Congress and LOC Collateralization	—	55,117,839
	Payoff Lehman Supplemental Facility	—	40,000,000
	Partial Payment to Lehman - Bridge Loan Facility	—	121,681,330

Total Disbursements		$515,636	$6,133,750,781

Net Cash Flow		313,883	(86,916,971)

Cash at End of Period		$14,309,843	$14,309,843

Note 1	All Operations effectively in Vanguard’s control as of 10/01/03 — Sale to Vanguard closed 10/14/03.
Note 2	“Projected” amounts no longer valid as no cash budget prepared for post-sale liquidation.
Note 3	Effective July 2002, category 12 “Other” has been combined with Category 20 “Other”
Note 4	Effective August 2002, all Insurance payments combined in item 9 “Insurance All”
Note 5	Other receipts for this reporting period consist primarily of tax refunds.

ANC Rental Corporation et al.
Case Number 01-11200 Substantively Consolidated Balance Sheet
March 31, 2004

ASSETS

Current Assets
Cash—Investments and Other Cash	$1,647,931
Cash — ANC Primary Disbursement	7,419

Total Unrestricted Cash	1,655,350
Restricted Cash — Professional Fee Escrow	5,854,493
Restricted Cash — Tax Escrow	6,800,000

Total Restricted Cash	12,654,493
Accounts Receivable Other	26,824
Corporate Accounts	3,658,573
Collision Damage Recovery A/R	2,880,780
Collision Damage Recovery Reserve	(2,880,780)
Provision — Trade A/R	(3,658,573)

Total Accounts Receivable — Net of Allowances	26,824
Total Current Assets	14,336,667

Other Assets
Deposits — Insurance Collateralization	58,215

Total Other Assets	58,215

Total Assets	$14,394,882

LIABILITIES AND CAPITAL

Administrative Liabilities: (Note 1)
Accounts Payable — A/P System	$943,386
Administrative Claim — Legal and Professional Fee Holdback 20%	746,844
Accrued Interest On 3rd Party Debt	6,500,000
Reserve for Other Professional Fees and Administrative Claims	3,675,000

Estimated Administrative and Professional Fee Reserves	11,865,230

Secured Liabilities:
Accrued Ad-Valorem Tax Reserve	6,800,000

Priority Liabilities:
Accrued Prepetition Personal Property Taxes	2,264,409
Other Priority Creditor Accruals	444,127

General Unsecured Liabilities:
Reserves for General Unsecured Claims	459,958,947

Total Liabilities	481,332,713

Total Capital	(466,937,831)

Total Liabilities & Capital	$14,394,882

Note 1:	Total administrative claims submitted by creditors exceed $18.0 million. Debtors are disputing balances not accrued above. Accruals will be made and reported as required under APB5 as claims are resolved.

ANC Rental Corporation, et al.
Case Number 01-11200 Substantively Consolidated
Statement of Operations
For the Periods as indicated

	For the one month ended	For the three months ended
	03/31/04	03/31/04
Revenues
Oth Inc/Exp (Admin Only)	$—	$323,333

Total Revenues	—	323,333

Cost of Sales	—	—

Total Cost of Sales	—	—

Gross Profit	—	323,333

Expenses:
Citations	—	(116)
Turnback Expense Charges	—	356
Damage Repair—Collections	(39,207)	(39,207)
Unemployment Taxes—State	227	256
Payroll Taxes—Other	3,250	3,250
Bank Service Charges	4,414	10,067
Consulting Fees	266,763	663,799
Accounting — Auditing Fees	342	342
Legal Fees	234,536	983,611
Data Processing Services	6,702	18,062
Telephone/Communications	(31)	(482)
Personal Property Taxes	(649,684)	(649,684)
Non-Property Taxes	3,248	19,145
Environmental Costs	—	(8,782)
Corporate Provision For Bad Debt	32,116	—
Misc Other Expense (Operating)	56,716	(11,592)

Total Expenses	(80,606)	989,026

Net Income	$80,606	$(665,693)